Exhibit 5.1

KELLY, HART & HALLMAN

(A Professional Corporation)

201 Main Street, Suite 2500

Fort Worth, Texas 76102

February 11, 2005

XTO Energy Inc.

810 Houston Street

Fort Worth, Texas 76102

Re:	Registration Statement on Form S-3

Gentlemen:

This firm has acted as counsel to XTO Energy Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the offer and sale from time to time by the Company of up to $2,500,000,000 aggregate amount of (i) debt securities of the Company (the “Debt Securities”), (ii) preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (iii) common stock, par value $0.01 per share, of the Company (the “Common Stock”) and (iv) warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”).

In connection with this opinion, we have made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete and if not originals are true and complete copies of the originals; (ii) the signatures on each of such documents by the parties thereto are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1. The Company was incorporated, exists and is in good standing under the laws of the State of Delaware.

2. When all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Debt Securities proposed to be sold by the Company, and, with respect to any indenture and any supplemental indenture (collectively, the “Indenture”) to be entered into in connection with the issuance and sale of such Debt Securities, after (i) the Indenture has been duly executed and delivered, (ii) the terms of the Debt Securities and of their

XTO Energy Inc.

February 11, 2005

issuance and sale have been duly established in accordance with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and duly issued and sold in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, then the Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditor’s rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

3. When all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the shares proposed to be sold by the Company of (i) the class of currently outstanding Common Stock or (ii) any other class or series of Common Stock, and, in the case of such other class or series of Common Stock, after the designation of the relative rights, preferences and limitations thereof by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of the related Statement of Designations, Preferences and Rights, then all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of Common Stock, and when they are paid for, issued and delivered in accordance with the applicable underwriting or other agreement, the shares of Common Stock (including any shares of Common Stock issued upon (a) conversion or exchange of Debt Securities that are convertible or exchangeable into Common Stock, (b) conversion or exchange of shares of Preferred Stock that are convertible or exchangeable into Common Stock or (c) exercise of Warrants for Common Stock) will be validly issued, fully paid and non-assessable.

4. When all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the shares proposed to be sold by the Company of any class or series of Preferred Stock, and after the designation of the relative rights, preferences and limitations of such class or series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of the related Statement of Designations, Preferences and Rights, then all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of Preferred Stock, and when they are paid for, issued and delivered in accordance with the applicable underwriting or other agreement, the shares of Preferred Stock (including any shares of Preferred Stock issued upon (a) conversion or exchange of Debt Securities that are convertible or exchangeable into Preferred Stock or (b) exercise of Warrants for Preferred Stock) will be validly issued, fully paid and non-assessable.

5. When all necessary corporate action on the part of the Company has been taken to authorize the warrant agreement relating to the Warrants proposed to be sold by the Company

XTO Energy Inc.

February 11, 2005

(the “Warrant Agreement”), and after (i) the Warrant Agreement has been duly executed and delivered, (ii) the form and terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, (iii) the designation of the relative rights, preferences and limitations by the Board of Directors of the Company of the class or series of Common Stock (other than the currently outstanding Common Stock) or Preferred Stock for which the Warrants are exercisable and the proper filing with the Secretary of State of the State of Delaware of the related Statement of Designations, Preferences and Rights and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, then the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

This opinion is further limited and qualified in all respects as follows:

This opinion is specifically limited to matters of the existing laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.

This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading “Validity of Offered Securities” in the Prospectus constituting a part of such Registration Statement.

Respectfully Submitted,

/s/ KELLY, HART & HALLMAN

KELLY, HART & HALLMAN
(A Professional Corporation)